UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 30, 2005


                      BRAVO! FOODS INTERNATIONAL CORP.
                      --------------------------------
        Exact name of registrant as specified in its amended charter)

          DELAWARE                   0-20539              62-1681831
          --------                   -------              ----------
(State or Other Jurisdiction      (Commission            (IRS Employer
      of Incorporation)           File Number)      Identification Number)

     11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
     ------------------------------------------------------------------
           (Address of Principal Executive Offices with Zip Code)


     Registrant's telephone number, including area code: (561) 625-1411

                               --------------

                               Not Applicable
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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          Section 1.01 - Entry into a Material Definitive Agreement

      On August 30, 2005, The Company entered into a Master Distribution Agreement (the "Agreement)" with Coca-Cola Enterprises Inc.(CCE) for the distribution by CCE of the Company's flavored milk drink products in the entirety of the United States, all U.S. possessions, Canada, Belgium, continental France, Great Britain, Luxembourg, Monaco and the Netherlands, as well as any other geographic territory to which, during the term of the Agreement, CCE obtains the license to distribute beverages of The Coca-Cola Company. The appointment of CCE as the exclusive distributor for the Company's products is effective August 30, 2005, has an effective distribution date of October 31, 2005, and an expiration date of August 15, 2015. CCE has the option to renew the Agreement for two subsequent periods of ten additional years.

      Under the terms of the Agreement, CCE is obligated to use all commercially reasonable efforts to solicit, procure and obtain orders for the Company's products, and merchandise and actively promote the sale of such products in the Territory, as defined in the Agreement. The Agreement establishes a comprehensive process for the phased transition from the Company's existing system of distributors to CCE, dependent upon distribution territory, product and sales channels. The parties have agreed that CCE will implement its distribution on a ramp-up basis, with the initial distribution commencing in the United States on or about the October 31, 2005 effective distribution date. CCE's distribution in other Territory areas will be dependent upon, among other things, third-party licensing considerations and compliance with the regulatory requirements for the products in foreign countries.

      The Company has agreed to provide strategic direction of its products; maintain sales force education and support; actively market and advertise its products and design and develop point of sale materials and advertising. The Company also is responsible for handling consumer inquiries; product development; and the manufacture and adequate supply of its products for distribution by CCE. The terms of the Agreement require the Company to maintain the intellectual property rights necessary for the Company to produce, market and/or distribute and for CCE to sell the Company's products in the Territory. The Company is obligated to spend a fixed dollar amount in the remainder of 2005 and 2006 on national and local advertising, including actively marketing the Slammers trademark, based on a plan as mutually agreed each year. Beginning in 2007, the Company shall allocate an amount per year for such activities in each country in the defined Territory equal or greater than an agreed upon percentage of Company's total revenue in such country.

      Under the Agreement, CCE has the right of first refusal to distribute any new products developed by the Company, and the Agreement establishes a process for the potential expansion of CCE's distribution of the Company's products to new territories. Either party may be terminate the Agreement for a material breach, insolvency or bankruptcy and CCE may terminate for change of control by the Company, material governmental regulatory enforcement action or threatened governmental action having a material adverse consumer or sales impact on the Company's products, and upon twelve months notice after August 15, 2006.

                                 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.

Date: September 1, 2005                By: /s/ Roy D. Toulan, Jr.
                                           -------------------------------
                                           Roy D. Toulan, Jr.,
                                           Vice President, General Counsel


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